Exhibit 99.1


Contact:                                                   FOR IMMEDIATE RELEASE

Francie Nagy
Investor Relations
Tel: +1-212-515-4625

          Brookdale Announces Fourth Quarter and Year End 2005 Results Increases Quarterly Common Stock Dividend by 40% to $0.35 Per Share

Fourth Quarter 2005 Highlights

     o Net loss of $(24.5) million, or $(0.41) per diluted common share, including non-cash expenses of $35.3 million for depreciation and amortization, non-cash compensation expense and straight line lease expense, net of deferred gain amortization.
     o Facility Operating Income of $84.7 million and Adjusted EBITDA of $27.0 million.
     o Cash From Facility Operations of $10.9 million, or $0.17 per outstanding common share, at December 31, 2005.
     o   Paid fourth quarter dividend of $0.25 per common share in January 2006.
     o   Average occupancy was 89.4%.

2005 Highlights

     o Completed IPO in November 2005, raising combined primary and secondary gross proceeds of approximately $240 million.
     o Aggregate net loss of $(67.1) million, including non-cash expenses of $88.4 million for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.
     o Facility Operating Income of $292.8 million and Adjusted EBITDA of $66.6 million.
     o Cash From Facility Operations of $6.6 million, or $0.10 per outstanding common share, at December 31, 2005.

Recent Developments

     o Entered into $330 million senior secured credit facility. The facility includes a $250 million acquisition line and $80 million working capital line.
     o Acquired or under contract to acquire $743 million in senior housing assets representing 9,015 units/beds since the Company's IPO. Upon closing of these transactions, Brookdale will invest approximately $314 million of cash.
     o Declared a dividend of $0.35 per share of common stock for the quarter ending March 31, 2006.

Chicago, IL. March 14, 2006 - Brookdale Senior Living Inc. (NYSE: BKD) today reported financial results for the fourth quarter and year ended December 31, 2005. Net loss for the quarter was $(24.5) million or $(0.41) per diluted common share, and for the year was $(67.1) million. Results for the year represent the three months since the formation of Brookdale plus the nine months of the Predecessor entities. The losses include non-cash items for depreciation and amortization, non-cash compensation expense and straight-line rent expense, net of deferred gain amortization, which totaled $35.3 million and $88.4 million, respectively.

As a dividend-paying company, Brookdale's management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company's performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash compensation expense and straight-line rent expense, net of deferred gain amortization.

For the fourth quarter Adjusted EBITDA was $27.0 million, an increase of 109.4% over third quarter 2005 Adjusted EBITDA of $12.9 million. Adjusted EBITDA for the year ended December 31, 2005 was $66.6 million.

For the fourth quarter, Cash From Facility Operations was $10.9 million, or $0.17 per common share outstanding at December 31, 2005. This represents an increase of $15.0 million over third quarter 2005 Cash From Facility Operations of $(4.1) million, or $(0.06) per outstanding common share at December 31, 2005. Cash From Facility Operations for the year ended December 31, 2005 was $6.6 million, or $0.10 per outstanding common share, at December 31, 2005.

Brookdale generated $84.7 million and $292.8 million of Facility Operating Income for the fourth quarter and the year ended December 31, 2005, respectively. On a same-store basis, Facility Operating Income grew 9.5% for the year ended December 31, 2005 over 2004. Excluding 4 development facilities in lease-up, the Company's same-store Facility Operating Income increased 8.3% for the year.

Facility Operating Income and Adjusted EBITDA for the fourth quarter and full year 2005 include a non-cash benefit of $4.7 million related to the reversal of an accrual established in connection with Alterra's emergence from bankruptcy in December 2003. Adjusted EBITDA and Cash From Facility Operations also include non-recurring formation and integration expenses of $3.4 million and $12.5 million for the fourth quarter and full year of 2005, respectively.

William B. Doniger, Brookdale's Vice Chairman, commented, "2005 was an exciting and productive year for Brookdale. We completed the merger of two leading senior housing operating companies, Brookdale Living Communities, Inc. and Alterra Healthcare Corporation, and subsequently raised gross proceeds of approximately $240 million in a successful initial public offering.

Mr. Doniger added, "In the short time since our IPO, we have been active executing our business plan of growing cash earnings both organically and through acquisitions. The 40% increase in our quarterly dividend reflects the initial success of our strategy and our commitment to paying out substantially all of our free cash flow to our investors."

Dividend

For the quarter ending March 31, 2006, Brookdale declared a dividend of $0.35 per share of common stock. This represents a 40% increase over the dividend of $0.25 per share of common stock that the Company paid for the fourth quarter of 2005. The $0.35 per share dividend is payable on April 14, 2006 to holders of record of Brookdale's common stock on March 31, 2006.

Acquisitions

Mark J. Schulte, Brookdale's CEO, added, "We have already made significant progress executing on our acquisitions plan. Since the IPO we have committed to acquire $743 million of assets. Our pipeline of potential transactions remains robust. We expect to continue leveraging our national footprint and operating infrastructure to accretively invest capital."

Since Brookdale's IPO in November 2005, the Company has purchased or committed to purchase $743 million in senior housing assets. These acquisitions represent 101 facilities and 9,015 units/beds in 18 states. Upon closing, Brookdale would invest approximately $314 million of cash in these transactions. The Company will use its existing cash and corporate acquisition line to fund the equity component of these acquisitions. To date, $231 million of transactions representing 18 facilities and 1,928 units/beds have closed. Brookdale has invested $69 million of cash in these acquisitions.

Business Strategy

Brookdale's business strategy is to focus on increasing its earnings and dividends to shareholders by growing Adjusted EBITDA and Cash From Facility Operations through:

     o Internal growth at existing portfolio of facilities through occupancy improvements, increases in annual rental rates and operational savings due to economies of scale, and
     o Accretive acquisitions of senior housing facilities and operators in fragmented industry.

Earnings Conference Call

Management will conduct a conference call on March 14, 2006 to review the financial results for the year and three months ended December 31, 2005. The conference call is scheduled for 4:00 PM EST. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing
(866) 323-2841 or (706) 643-3330 (from outside of the U.S.) up to ten minutes prior to the scheduled start and referencing the "Brookdale Fourth Quarter 2005 Earnings Call."

A webcast of the conference call will be available to the public on a listen-only basis at http://www.brookdaleliving.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for 3 months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EST on March 28, 2006 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) please reference access code "6080288." A copy of this earnings release and quarterly financial supplement is posted on the Investor Relations page of the Brookdale website.

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently the Company owns and operates independent, assisted and dementia-care facilities, with a total of 378 facilities in 31 states and the ability to serve approximately 29,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to commitments to purchase senior housing assets, the amount of cash to be used in such transactions and the continuation of leveraging the Company's national footprint and operating infrastructure to invest capital accretively in acquisitions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue" or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments, the effect of our indebtedness and long-term operating leases on our liquidity, our increased risk of loss of property pursuant to our mortgage debt and long-term lease obligations, our ability to effectively manage our growth, our ability to maintain consistent quality control, unforeseen costs associated with the acquisition of new facilities, competition for the acquisition of strategic assets, our ability to obtain additional capital on terms acceptable to us, events which adversely affect the ability of seniors to afford our monthly resident fees, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, terminations of our resident agreements and vacancies in the living spaces we lease, early termination or non-renewal of our management agreements, increase competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution in a recent complaint filed against us, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in Brookdale's SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) on November 23, 2005 . When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

                                                                         Brookdale Senior Living Inc.
                                                                Condensed Statements of Operations (Unaudited)
                                                                   (in thousands, except for per share data)

                                                                Three Months Ended
                                                                   December 31,                 Increase (Decrease)
                                                                   ------------                 -------------------
                                                            2005 (1)         2004 (1)            $               %
                                                            --------         --------            -               -
Revenue
  Resident service fees                                  $  211,860       $   174,827      $    37,033           21.2%
  Management fees                                             1,187             1,031              156           15.1%
                                                         ----------       -----------      -----------         -------
   Total revenue                                            213,047           175,858           37,189           21.1%
                                                         ----------       -----------      -----------         -------

Expenses
  Facility operating, excluding  depreciation and
   amortization of $17,657, and $7,986 for 2005 and
   2004, respectively                                       127,105           108,233           18,872           17.4%
  General and administrative (including non-cash stock
   compensation expense of $11,534 for 2005)                 27,690            13,124           14,566          111.0%
  Facility lease expense                                     48,487            40,226            8,261           20.5%
  Depreciation and amortization                              19,022             8,867           10,155          114.5%
                                                         ----------       -----------      -----------         -------
     Total operating expenses                               222,304           170,450           51,854           30.4%
                                                         ----------       -----------      -----------         -------
     Income (loss) from operations                           (9,257)            5,408          (14,665)        (271.2%)

Interest income                                               1,588               288            1,300          451.4%
Interest expense:
  Debt                                                      (12,809)          (10,261)          (2,548)         (24.8%)
  Change in fair value of derivatives                           (88)            1,711           (1,799)        (105.1%)
  Gain (loss) on extinguishment of debt                      (3,543)            1,051           (4,594)        (437.1%)
Equity in earnings (loss) of unconsolidated ventures,
  net of minority interest                                     (197)             (134)             (63)         (47.0%)
Other                                                             --              (114)             114          100.0%
                                                         -----------       -----------      -----------         -------
     Income (loss) before income taxes                      (24,306)           (2,051)         (22,255)        (1,085.1%)
(Provision) benefit for income taxes                           (150)           (8,931)           8,781           98.3%
                                                         ----------       -----------      -----------         -------
     Income (loss) before discontinued operations           (24,456)          (10,982)         (13,474)        (122.7%)
Gain  on discontinued operations, net of taxes of $-- and
  $481, respectively                                              --             1,445           (1,445)        (100.0%)
                                                         -----------       -----------      -----------         -------
     Net loss                                            $  (24,456)      $    (9,537)     $   (14,919)        (156.4%)
                                                         ==========-      ===========      ===========         --------


     Basic and diluted loss per common share(2)          $    (0.41)
                                                         ============


Weighted average shares used for basic and diluted loss
per common share data                                        59,710
                                                         ==========

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.
(2) We have excluded the earnings (loss) per share for the period ended December 31, 2004. We believe this calculation is not meaningful to investors due to the different ownership and legal structures (e.g. corporation and limited liability companies) of the various entities prior to the formation transaction on September 30, 2005.

                                                                   Brookdale Senior Living Inc.
                                                         Condensed Statements of Operations (Unaudited)
                                                            (in thousands, expect for per share data)

                                      Three Months    Nine Months
                                          Ended          Ended               Year Ended
                                      December 31,   September 30           December 31,                Increase (Decrease)
                                      ------------   ------------           ------------                -------------------
                                         2005(1)        2005(1)       2005 (1)       2004 (1)       Amount ($)           %
                                         -------        -------       -----          -----          ----------           -
Revenue
  Resident service fees               $  211,860     $  574,855     $  786,715    $   657,327     $   129,388           19.7%
  Management fees                          1,187          2,675          3,862          3,545             317            8.9%
                                      ----------     ----------     ----------    -----------     -----------         -------
      Total revenue                      213,047        577,530        790,577        660,872         129,705           19.6%
                                      ----------     ----------     ----------    -----------     -----------         -------

Expenses
  Facility operating, excluding
   depreciation and amortization of
   $17,567, $27,586, $45,153 and
   $48,885, respectively                 127,105        366,782        493,887        415,169          78,718           19.0%
  General and administrative
   (including non-cash stock
   compensation expense of $11,534,
   $11,146, and $22,680 for 2005)         27,690         54,006         81,696         43,640          38,056           87.2%
  Facility lease expense                  48,487        140,852        189,339         99,997          89,342           89.3%
  Depreciation and amortization           19,022         30,861         49,883         52,307          (2,424)          (4.6%)
                                      ----------     ----------     ----------    -----------     -----------         -------
      Total operating expenses           222,304        592,501        814,805        611,113         203,692           33.3%
                                      ----------     ----------     ----------    -----------     -----------         -------
      Income (loss) from operations       (9,257)       (14,971)       (24,228)        49,759         (73,987)        (148.7%)

Interest income                            1,588          2,200          3,788            637           3,151          494.7%
Interest expense:
  Debt                                   (12,809)       (33,439)       (46,248)       (63,634)         17,386           27.3%
  Change in fair value of derivative         (88)         4,080          3,992          3,176             816           25.7%
  Gain (loss) on extinguishment of
  debt                                    (3,543)          (453)        (3,996)         1,051          (5,047)        (480.2%)
Equity in earnings (loss) of
  unconsolidated ventures, net of
  minority interest                         (197)          (641)          (838)          (931)             93           10.0%
Other                                          -              -             --           (114)            114          100.0%
                                      ----------     ----------     -----------    -----------     -----------         -------
      Income (loss) before income
  taxes                                  (24,306)       (43,224)       (67,530)       (10,056)        (57,474)        (571.5%)
(Provision) benefit for income taxes        (150)           247             97        (11,111)         11,208          100.9%
                                      ----------     ----------     ----------    -----------     -----------         -------
      Income (loss) before
      discontinued operations            (24,456)       (42,977)       (67,433)       (21,167)        (46,266)        (218.6%)
Gain (loss) on discontinued
  operations, net of taxes of $--, $--,
  $-- and $481, respectively                  --            355            355           (722)          1,077          149.2%
                                       -----------     ----------     ----------    -----------     -----------         -------
      Net loss                        $  (24,456)    $  (42,622)    $  (67,078)   $   (21,889)    $   (45,189)        (206.4%)
                                      ===========    ==========     ==========-   ===========     ===========         =======


      Basic and diluted loss per
      common share(2)                 $    (0.41)
                                      ============


Weighted average shares used for
basic and diluted loss per common
share data                                59,710
                                      ==========

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities. For comparative purposes the three months ended December 31, 2005 and nine months ended September 30, 2005 have been aggregated for the year ended December 31, 2005 presentation.
(2) We have excluded the loss per share for the nine months ended September 30, 2005 and year ended December 31, 2004. We believe this calculation is not meaningful to investors due to the different ownership and legal structures (e.g. corporation and limited liability companies) of the various entities prior to the formation transaction on September 30, 2005.

                          Brookdale Senior Living Inc.
                       Condensed Balance Sheet (Unaudited)
                                 (in thousands)

                                                              As of December 31,
                                                                    2005
                                                              ------------------
Cash and cash equivalents                                     $          77,682
Cash and investments - restricted                                        37,314
Other current assets                                                     30,881
                                                              -----------------
     Total current assets                                               145,877
                                                              -----------------
Property, plant and equipment, net                                    1,408,732
Lease security deposits                                                  25,271
Other long term assets                                                  117,931
                                                              -----------------
     Total assets                                             $       1,697,811
                                                              =================

Current liabilities                                           $         171,442
Long term debt, less current portion                                    687,885
Capitalized leases                                                       66,284
Other long term liabilities                                             141,797
                                                              -----------------
     Total liabilities                                                1,067,408
Stockholders' Equity                                                    630,403
                                                              -----------------
     Total liabilities and stockholders' equity               $       1,697,811
                                                              =================


Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should not be considered a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management and the board of directors to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business. We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating income (loss) items, depreciation and amortization, straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds.

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

     o It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations

     o It provides an assessment of controllable expenses and affords management the ability to make decisions that facilitate meeting current financial goals as well as achieve optimal financial performance

     o It is an indication to determine if adjustments to current spending decisions are needed

The table below reconciles Adjusted EBITDA from net loss for the three months ended December 31, 2005, nine months ended September 30, 2005, year ended December 31, 2005 and the three months ended September 30, 2005 (in thousands):

                                              Three Months        Nine Months                           Three Months
                                                 Ended               Ended            Year Ended            Ended
                                              December 31,       September 30,       December 31,      September 30,
                                                 2005 (1)          2005 (1)            2005 (1)              2005
                                            ----------------    ----------------    --------------      ---------
Net loss                                       $   (24,456)        $   (42,622)     $      (67,078)     $   (29,446)
Gain on discontinued operations                         --                (355)               (355)            (237)
Provision (benefit) for income taxes                   150                (247)                (97)            (432)
Equity in loss of unconsolidated ventures              197                 641                 838              196
Loss on extinguishment of debt                       3,543                 453               3,996              ---
Interest expense:
     Debt                                           10,485              26,564              37,049           10,802
     Capitalized lease obligation                    2,324               6,875               9,199            2,324
     Change in fair value of derivatives                88              (4,080)             (3,992)              67
Interest income                                     (1,588)             (2,200)             (3,788)            (825)
                                               -----------         -----------      --------------      ------------

Loss from operations                                (9,257)            (14,971)            (24,228)         (17,551)
Depreciation and amortization                       19,022              30,861              49,883           15,058
Straight line lease expense                          5,895              17,857              23,752            5,882
Amortization of deferred gain                       (1,152)             (6,786)             (7,938)          (2,200)
Non-cash compensation expense                       11,534              11,146              22,680           11,146
Entrance fee receipts                                1,999               3,230               5,229            1,971
Entrance fee disbursements                          (1,065)             (1,670)             (2,735)          (1,413)
Amortization of entrance fees                          (15)                (18)                (33)             (15)
                                               -----------         -----------      --------------      ------------

     Adjusted EBITDA                           $    26,961         $    39,649      $       66,610      $    12,878
                                               -----------         -----------      --------------      ------------


(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities. For comparative purposes the three months ended December 31, 2005 and nine months ended September 30, 2005 have been aggregated in the year ended December 31, 2005 presentation.

Cash From Facility Operations

Cash From Facility Operations is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP. We define Cash From Facility Operations as cash flows provided by (used in) operations adjusted for changes in operating assets and liabilities, refundable entrance fees received, entrance fees disbursed, other and recurring capital expenditures. Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from Cash From Facility Operations. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items, facility purchases and/or major renovations that are funded using financing proceeds and/or proceeds from the sale of facilities.

We believe Cash From Facility Operations is useful to investors in evaluating our liquidity for the following reasons:

     o It provides an assessment of our ability to facilitate meeting current financial and liquidity goals

     o   To assess our ability to:

         (i)   service our outstanding indebtedness,
         (ii)  pay dividends, and
         (iii) make regular recurring capital expenditures to maintain and improve our facilities

The table below reconciles Cash From Facility Operations from net cash provided by operating activities for the three months ended December 31, 2005, nine months ended September 30, 2005, year ended December 31, 2005 and three months ended September 30, 2005 (in thousands):

                                           Three Months      Nine Months                       Three Months
                                              Ended             Ended         Year Ended           Ended
                                           December 31,     September 30,    December 31,     September 30,
                                              2005(1)           2005(1)          2005(1)            2005
                                          --------------    --------------   --------------    ------------
Net cash provided by operating            $     9,093          $  7,807      $    16,900       $    (3,754)
     activities

Reconciliation of GAAP operating cash
 flows to Cash From Facility
Operations:
     Changes in operating assets and            6,199              (257)           5,942             4,132
         liabilities
     Refundable entrance fees received          1,513             2,530            4,043             1,544
     Refundable entrance fees paid             (1,065)           (1,670)          (2,735)           (1,413)
     Recurring capital expenditures            (4,868)          (12,640)         (17,508)           (4,614)
                                          -----------          --------      -----------       ------------
     Cash from Facility Operations        $    10,872          $ (4,230)     $     6,642       $    (4,105)
                                           ----------           --------      ----------       ------------

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities. For comparative purposes the three months ended December 31, 2005 and nine months ended September 30, 2005 have been aggregated in the year ended December 31, 2005 presentation.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP. We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating income (loss) items, depreciation and amortization, facility lease expense, general and administrative expense, including compensation expense, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

     o It is helpful in identifying trends in our day-to-day facility performance
     o It provides an assessment of our revenue generation and expense management
     o It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended December 31, 2005, nine months ended September 30, 2005, year ended December 31, 2005 and three months ended September 30, 2005 (in thousands):

                                                Three Months       Nine Months                        Three Months
                                                    Ended             Ended          Year Ended           Ended
                                                 December 31,     September 30,      December 31,      September 30,
                                                   2005(1)           2005(1)           2005(1)           2005(1)
                                                   -------           -------          ---------          -------
Net loss                                       $      (24,456)    $   (42,622)      $   (67,078)     $   (29,446)
Gain on discontinued operations                            --            (355)             (355)            (237)
Provision (benefit) for income taxes                      150            (247)              (97)            (432)
Equity in loss of unconsolidated ventures                 197             641               838              196
Loss on extinguishment of debt                          3,543             453             3,996              ---
Interest expense:
     Debt                                              10,485          26,564            37,049           10,802
     Capitalized lease obligation                       2,324           6,875             9,199            2,324
     Change in fair value of derivatives                   88          (4,080)           (3,992)              67
Interest income                                       (1,588)          (2,200)           (3,788)            (825)
                                               -------------      ------------      --------------   -----------

Income (loss) from operations                         (9,257)         (14,971)          (24,228)         (17,551)
Depreciation and amortization                          19,022          30,861            49,883           15,058
Facility lease expense                                 48,487         140,852           189,339           47,259
General and administrative                             27,690          54,006            81,696           31,025
Amortization of entrance fees                            (15)             (18)              (33)             (15)
Management fees                                       (1,187)          (2,675)           (3,862)            (988)
                                               -------------      -----------       ---------------  ------------

     Facility Operating Income                 $       84,740     $   208,055       $   292,795      $    74,788
                                               --------------     -----------       --------------   -----------

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities. For comparative purposes the three months ended December 31, 2005 and nine months ended September 30, 2005 have been aggregated in the year ended December 31, 2005 presentation.

Our facility breakdown at December 31, 2005 was as follows:

                                             Number of                Number of               Percentage of Q4 2005
                                             Facilities               Units/Beds                      Revenue
                                             ----------               ----------                      -------
Ownership Type
--------------
Owned                                                 72                       8,712                      35.1%
Leased                                               295                      18,093                      64.3%
Managed                                               16                       3,250                       0.6%
                                           -------------         -------------------               -----------
     Total                                           383                      30,055                     100.0%
                                           =============         ===================               ===========

Segment Type
------------
Brookdale Living (IL & CCRC)                          64                      13,554                      48.9%
Alterra (Assisted Living)                            303                      13,251                      50.5%
Managed                                               16                       3,250                       0.6%
                                           -------------         -------------------               -----------
     Total                                           383                      30,055                     100.0%
                                           =============         ===================               ===========


Our quarterly financial data for the three months ended December 31, 2005 and September 30, 2005 was as follows (in thousands, except occupancy and average rate):

                                          For the Three Months Ended
                                                                                      Increase (Decrease)
                                   December 31, 2005(1)  September 30, 2005(1)         Amount         Percentage
                                   --------------------  ---------------------         ------         ----------
Average Occupancy                            89.4%                 88.7%                    0.7%            0.8%
Average rate ($)                             3,062                 3,038                     24             0.8%

Resident Fees(2)                    $      211,845           $   208,356           $      3,489             1.7%
Facility Operating Expenses(3)             131,851               133,568                  1,717             1.3%
                                    --------------           -----------           ------------       ----------
      Facility Operating Income     $       79,994           $    74,788           $      5,206             7.0%
                                    --------------           -----------           ------------       ----------
Facility Operating Income Margin             37.8%                 35.9%


(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.
(2)      Excluding amortization of entrance fees of $15 and $15, respectively.
(3) Excludes non-cash benefit of $4.7 million related to the reversal of an accrual established in connection with Alterra's emergence from bankruptcy in December 2003.

Our capital expenditures for the three months ended December 31, 2005 and nine months ended September 30, 2005 and year ended December 31, 2005 were as follows (in thousands):

                                                   Three Months            Nine Months
                                                      Ended                   Ended                Year Ended
                                                   December 31,            December 31,           December 31,
Type                                                  2005 (1)                2005 (1)                2005 (1)
----                                              -----------------       -----------------    --------------------
Recurring                                         $           5,539       $          13,982    $             19,521
Reimbursements                                                 (671)                 (1,342)                 (2,013)
                                                  -----------------       ------------------   --------------------
     Net recurring                                            4,868                  12,640                  17,508
EBITDA enhancing(2)                                           1,208                     998                   2,206
Other/Corporate(3)                                            1,992                     123                   2,115
                                                  -----------------       -----------------    --------------------
     Gross Total Capital Expenditures             $           8,068       $          13,761    $             21,829
                                                  =================       =================    ====================

(1)           Brookdale Senior Living Inc. was formed on September 30, 2005.
              Results prior to that date represent the combined operations of the Predecessor entities. For comparative purposes the three months ended December 31, 2005 and nine months ended September 30, 2005 have been aggregated in the year ended December 31, 2005 presentation.

(2) EBITDA-enhancing capital expenditures generally represent unusual or non-recurring capital items and/or major renovations.

(3) Corporate primarily includes capital expenditures for information technology systems and equipment.